UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 29, 2020

GUARDION HEALTH SCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38861	44-4428421
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

15150 Avenue of Science, Suite 200

San Diego, CA 92128

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (858) 605-9055

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	GHSI	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.07. Submission of Matters to a Vote of Security Holders.

On October 29, 2020, the Company held its annual meeting of stockholders (the “Meeting”). At the Meeting, the Company’s stockholders (i) re-elected each of Robert N. Weingarten, Mark Goldstone, Donald Gagliano, M.D., David W. Evans, Ph.D., and Kelly Anderson as members of the Company’s board of directors, (ii) ratified the appointment of Weinberg & Company, P.A. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020, (iii) approved an amendment to the Company’s 2018 Equity Incentive Plan to increase the number of shares of common stock issuable thereunder to 10,000,000 from 3,000,000, and (iv) extended the previously granted discretionary authority to the board of directors to (A) amend the Company’s certificate of incorporation to combine outstanding shares of the Company’s common stock into a lesser number of outstanding shares, or a “reverse stock split,” at a specific ratio within a range of no split and one-for-thirty (1-for-30), with the exact ratio to be determined by the board of directors in its sole discretion and (B) effect a reverse stock split, if at all, within one year of the date of the Meeting (the “Reverse Stock Split Extension Proposal”). Stockholders of record at the close of business on September 1, 2020 (the “Record Date”) were entitled to one vote for each share of common stock held by such stockholder. On the Record Date, there were 88,327,312 shares of common stock issued and outstanding, of which 63,045,055 were represented at the Meeting, or approximately 71.38% of the total outstanding, which was sufficient to constitute a quorum and to transact business.

Set forth below are the final voting results for each of the proposals:

Proposal No. 1 – Election of directors

Robert N. Weingarten, Mark Goldstone, Donald Gagliano, M.D., David W. Evans, Ph.D., and Kelly Anderson were elected to serve until the Company’s next annual meeting of stockholders or until their successors are elected and qualified or until their earlier resignation or removal. The voting results were as follows:

Director	Votes For	Votes Withheld	Broker Non-Votes
Robert N. Weingarten	39,204,126	3,593,600	25,282,257
Mark Goldstone	39,497,153	3,300,573	25,282,257
Donald Gagliano, M.D.	39,758,081	3,039,645	25,282,257
David W. Evans, Ph.D.	39,726,635	3,071,091	25,282,256
Kelly Anderson	39,417,300	3,380,426	25,282,256

Proposal No. 2 – Ratification of the appointment of independent registered public accounting firm

The appointment of Weinberg & Company, P.A. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020 was ratified. The voting results were as follows:

Votes For	Votes Against	Abstentions
58,261,249	3,848,210	935,596

Proposal No. 3 – Approval of Increase in Number of Shares Issuable under 2018 Equity Incentive Plan

An amendment to the Company’s 2018 Equity Incentive Plan to increase the number of shares of common stock issuable thereunder to 10,000,000 from 3,000,000 was approved. The voting results were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
29,942,704	11,878,867	976,155	25,282,256

Proposal No. 4 – Extension of Authority to Effectuate a Reverse Stock Split

The Reverse Stock Split Extension Proposal was approved. The voting results were as follows:

Votes For	Votes Against	Abstentions
50,329,045	12,299,168	416,843

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GUARDION HEALTH SCIENCES, INC.
Date: November 2, 2020
	By:	/s/ David W. Evans, Ph.D.
	Name:	David W. Evans, Ph.D.
	Title:	Interim Chief Executive Officer

-3-